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                                                                       Exhibit 5







                       [GRADY & ASSOCIATES LETTERHEAD]

                                 May 12, 1998


Board of Directors
GLB Bancorp, Inc.
7001 Center Street
Mentor, Ohio  44060

         RE: SB-2 Registration Statement for Shares of GLB Bancorp, Inc.
             Common Stock

Gentlemen:

         We are acting as counsel to GLB Bancorp, Inc., an Ohio corporation (the "Company") in connection with the proposed issuance and sale by the Company of shares of common stock, without par value (the "Shares"). The Common Stock is described in a Registration Statement on Form SB-2, as amended filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933.

         Based upon our examination of such corporate records and other documents and certificates as we have deemed necessary to examine, it is our opinion that:

1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Ohio.

2. The Shares of the Company are duly authorized, and when issued, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement on Form SB-2 and to the use of our firm's name under the caption "Legal Matters" in the Prospectus included within the Registration Statement.

                                  Very truly yours,


                                  /s/ GRADY & ASSOCIATES


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